Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	October 30, 2019

GRAHAM HOLDINGS COMPANY REPORTS
THIRD QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $43.1 million ($8.05 per share) for the third quarter of 2019, compared to $125.1 million ($23.28 per share) for the third quarter of 2018.
The results for the third quarter of 2019 and 2018 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $42.5 million ($7.94 per share) for the third quarter of 2019, compared to $70.9 million ($13.19 per share) for the third quarter of 2018. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the third quarter of 2019:

•	a $20.4 million provision recorded at Kaplan International related to a Value Added Tax (VAT) receivable at UK Pathways (after-tax impact of $16.5 million, or $3.09 per share);

•
a $1.1 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $0.9 million, or $0.16 per share);

•	$17.4 million in net gains on marketable equity securities (after-tax impact of $13.1 million, or $2.44 per share);

•	non-operating gain of $3.7 million from write-ups of cost method investments (after-tax impact of $2.8 million or $0.51 per share); and

•	$0.7 million in non-operating foreign currency gains (after-tax impact of $0.5 million, or $0.09 per share).
Items included in the Company’s net income for the third quarter of 2018:

•	a $7.9 million intangible asset impairment charge at the healthcare business (after-tax impact of $5.8 million, or $1.08 per share);

•
a $1.0 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $0.8 million, or $0.14 per share);

•	$45.0 million in net gains on marketable equity securities (after-tax impact of $33.6 million, or $6.26 per share);

•
non-operating gain, net, of $10.1 million from sales, write-ups and impairments of cost method and equity method investments, and related to sales of businesses (after-tax impact of $8.0 million, or $1.48 per share);

•	$0.1 million in non-operating foreign currency losses (after-tax impact of $0.1 million, or $0.02 per share); and

•	a nonrecurring discrete $17.8 million deferred state tax benefit related to the release of valuation allowances ($3.31 per share).
Revenue for the third quarter of 2019 was $738.8 million, up 9% from $674.8 million in the third quarter of 2018, largely due to the acquisition of two automotive dealerships in January 2019 and the acquisition of Clyde’s Restaurant Group (CRG) in July 2019. Revenues grew at healthcare and SocialCode, partially offset by declines at the television broadcasting and manufacturing businesses. The Company reported operating income of $16.3 million for the third quarter of 2019, compared to $60.7 million for the third quarter of 2018. The operating income decline is driven by lower earnings in education, television broadcasting, SocialCode and other businesses, partially offset by improvements in manufacturing and healthcare results.

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For the first nine months of 2019, the Company reported net income attributable to common shares of $182.0 million ($33.96 per share), compared to $214.5 million ($39.54 per share) for the first nine months of 2018. The results for the first nine months of 2019 and 2018 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $127.4 million ($23.76 per share) for the first nine months of 2019, compared to $179.5 million ($33.09 per share) for the first nine months of 2018. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the nine months of 2019:

•	a $17.1 million provision recorded at Kaplan International related to a VAT receivable at UK Pathways (after-tax impact of $13.9 million, or $2.59 per share);

•
a $10.7 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $8.3 million, or $1.55 per share);

•	$6.6 million in expenses related to a second quarter non-operating Separation Incentive Program (SIP) at the education division (after-tax impact of $5.1 million, or $0.95 per share);

•	$49.3 million in net gains on marketable equity securities (after-tax impact of $36.9 million, or $6.90 per share);

•	non-operating gain of $5.1 million from write-ups of cost method investments (after-tax impact of $3.9 million or $0.73 per share);

•	$29.0 million gain from the sale of Gimlet Media (after-tax impact of $21.7 million, or $4.06 per share);

•	$1.3 million in non-operating foreign currency gains (after-tax impact of $1.0 million, or $0.18 per share); and

•	$1.7 million in income tax benefits related to stock compensation ($0.32 per share).
Items included in the Company’s net income for the nine months of 2018:

•	a $7.9 million intangible asset impairment charge at the healthcare business (after-tax impact of $5.8 million, or $1.08 per share);

•
a $2.1 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $1.6 million, or $0.29 per share);

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontrolling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•	$28.3 million in net losses on marketable equity securities (after-tax impact of $20.9 million, or $3.86 per share);

•
non-operating gain, net, of $17.0 million from sales, write-ups and impairments of cost method and equity method investments, and related to sales of land and businesses (after-tax impact of $13.4 million, or $2.46 per share);

•	a $4.3 million gain on the Kaplan University Transaction (after-tax impact of $1.8 million, or $0.33 per share);

•	$2.2 million in non-operating foreign currency losses (after-tax impact of $1.7 million, or $0.31 per share);

•	a nonrecurring discrete $17.8 million deferred state tax benefit related to the release of valuation allowances ($3.31 per share); and

•	$1.8 million in income tax benefits related to stock compensation ($0.33 per share).
Revenue for the first nine months of 2019 was $2,168.6 million, up 8% from $2,006.9 million in the first nine months of 2018, largely due to the acquisition of two automotive dealerships in January 2019 and the acquisition of CRG in July 2019. Revenues grew at healthcare and SocialCode, partially offset by declines at the education, television broadcasting and manufacturing businesses. The Company reported operating income of $114.2 million for the first nine months of 2019, compared to $170.6 million for the first nine months of 2018. Operating results declined at the education, television broadcasting, manufacturing, SocialCode and other businesses, partially offset by improvements at healthcare.

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Division Results
Education
Education division revenue totaled $357.3 million for the third quarter of 2019, down slightly from $358.6 million for the same period of 2018. Kaplan reported an operating loss of $7.2 million for the third quarter of 2019, compared to operating income of $22.3 million for the third quarter of 2018.
For the first nine months of 2019, education division revenue totaled $1,097.5 million, down 1% from revenue of $1,104.1 million for the same period of 2018. Kaplan reported operating income of $44.7 million for the first nine months of 2019, a 46% decline from $82.5 million for the first nine months of 2018.
A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in thousands)	2019	2018	% Change	2019	2018	% Change
Revenue
Kaplan international	$178,169	$167,668	6	$552,505	$535,553	3
Higher education	78,712	89,269	(12)	237,780	275,080	(14)
Test preparation	64,710	67,749	(4)	191,533	195,504	(2)
Professional (U.S.)	33,820	34,302	(1)	110,181	98,715	12
Kaplan corporate and other	2,450	143	—	7,121	870	—
Intersegment elimination	(542)	(530)	—	(1,584)	(1,617)	—
	$357,319	$358,601	0	$1,097,536	$1,104,105	(1)
Operating Income (Loss)
Kaplan international	$(14,226)	$8,375	—	$35,596	$52,966	(33)
Higher education	5,177	6,042	(14)	9,813	18,616	(47)
Test preparation	4,959	10,572	(53)	8,794	17,213	(49)
Professional (U.S.)	4,939	6,768	(27)	20,943	20,863	0
Kaplan corporate and other	(4,067)	(6,770)	40	(18,824)	(21,616)	13
Amortization of intangible assets	(3,944)	(2,682)	(47)	(10,888)	(5,494)	(98)
Impairment of long-lived assets	—	—	—	(693)	—	—
Intersegment elimination	1	(43)	—	(2)	(32)	—
	$(7,161)	$22,262	—	$44,739	$82,516	(46)
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. In July 2019, Kaplan acquired Heverald, the owner of ESL Education, Europe’s largest language-travel agency and Alpadia, a chain of German and French language schools and junior summer camps. Kaplan International revenue increased 6% and 3% for the third quarter and first nine months of 2019, respectively. On a constant currency basis, revenue increased 13% and 8% for the third quarter and first nine months of 2019, respectively. The revenue increases were due to growth at UK Pathways, UK Professional and Australia, and from the Heverald acquisition. Kaplan International reported an operating loss of $14.2 million in the third quarter of 2019, compared to operating income of $8.4 million in the third quarter of 2018. Operating income decreased to $35.6 million in the first nine months of 2019, compared to $53.0 million in the first nine months of 2018. The decline in operating results in 2019 is due to the VAT provision recorded at UK Pathways and a decline in Singapore, offset by increases at UK Professional and Australia.
In 2017, HMRC raised assessments against Kaplan UK Pathways for VAT relating to 2014 to 2017, which were paid by Kaplan. Kaplan challenged these assessments and the Company believes it has met all requirements under UK VAT law and is entitled to recover the £17.3 million receivable from assessments and subsequent payments through September 30, 2019. Due to recent developments in the case, in the third quarter of 2019, the Company recorded a full provision of £17.3 million ($21.0 million) against this receivable; of this amount, £14.1 million ($17.1 million) relates to years 2014 to 2018. The Company estimates total additional annual VAT expense at the UK Pathways business of approximately $6.0 million related to this matter for 2019. If the Company ultimately prevails in this case, the provision will be reversed and a pre-tax credit will be recorded in the Company’s Consolidated Statement of Operations. The result of the case is expected to be known by the end of 2020.
Prior to the KU Transaction closing on March 22, 2018, Higher Education included Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. Following the KU Transaction closing, the Higher Education division includes the results as a service provider to higher education institutions. In the third quarter and first nine months of 2019, Higher Education revenue was down 12% and 14%, respectively, due to the KU Transaction. In the first nine months of 2019, the Company recorded a portion of the service fee with Purdue Global based on an assessment of its collectability under the TOSA. This resulted in a decline in Higher Education results for the first nine months of 2019, as the

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Company recorded the full service fee for Purdue Global for the first six months of 2018, and a portion of the service fee for the third quarter of 2018. Following the transition from KU, Purdue Global launched a planned marketing campaign to fully establish its new brand. This significant marketing spend, which the Company supports, impacts the cash generated by Purdue Global and its current ability to fully pay the KHE service fee under the TOSA. The Company will continue to assess the collectability of the service fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the service fee in the future and whether to make adjustments to service fee amounts recognized in earlier periods.
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. In September 2018, KTP acquired the test preparation and study guide assets of Barron’s Educational Series, a New York-based education publishing company. KTP revenue decreased 4% and 2% for the third quarter and first nine months of 2019, respectively. Excluding revenue from the Barron’s acquisition, revenues were down 11% and 9%, respectively, due to declines in KTP’s retail comprehensive test preparation programs. KTP operating results declined 53% and 49% in the third quarter and first nine months of 2019, respectively, due primarily to revenue declines for retail comprehensive test preparation programs. Operating losses for the new economy skills training programs were $3.2 million and $2.8 million for each of the first nine months of 2019 and 2018, respectively.
In the second quarter of 2019, the Company approved a SIP to reduce the number of employees at KTP and Higher Education. In connection with the SIP, the Company recorded $6.6 million in non-operating pension expense in the second quarter of 2019.
Kaplan Professional (U.S.) includes the domestic professional and other continuing education businesses. Kaplan Professional (U.S.) revenue in the third quarter of 2019 declined 1% due to declines in CFA, real estate and accountancy programs. In the first nine months of 2019, Kaplan Professional (U.S.) revenue increased 12%, due to the May 2018 acquisition of Professional Publications, Inc. (PPI), an independent publisher of professional licensing exam review materials that provides engineering, surveying, architecture, and interior design licensure exam review products, and the July 2018 acquisition of College for Financial Planning (CFFP), a provider of financial education and training to individuals through programs of study for professionals pursuing a career in Financial Planning. Kaplan Professional (U.S.) operating results declined in the third quarter of 2019, primarily due to lower demand for real estate and accountancy programs and increased spending for sales and marketing. Kaplan Professional (U.S) operating results were flat for the first nine months of 2019, due to increased earnings at PPI and CFFP, offset by increased sales and marketing expenses.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. Overall, Kaplan corporate and other expenses declined in 2019 due to lower incentive compensation costs.
Television Broadcasting
Revenue at the television broadcasting division declined 11% to $115.2 million in the third quarter of 2019, from $130.0 million in the same period of 2018. The revenue decrease is due to a $19.9 million decrease in political advertising revenue, slightly offset by a $3.1 million increase in retransmission revenues. In the third quarter of 2019 and 2018, the television broadcasting division recorded $1.1 million and $1.0 million, respectively, in reductions to operating expenses related to property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC. Operating income for the third quarter of 2019 decreased 34% to $36.8 million, from $55.5 million in the same period of 2018, due to lower revenues and higher network fees.
Revenue at the television broadcasting division declined 4% to $340.0 million in the first nine months of 2019, from $352.9 million in the same period of 2018. The revenue decrease is due primarily to a $25.0 million decrease in political advertising revenue, an $8.6 million decrease in 2018 incremental winter Olympics-related advertising revenue at the Company’s NBC stations; partially offset by $17.5 million in higher retransmission revenues. In the first nine months of 2019 and 2018, the television broadcasting division recorded $10.7 million and $2.1 million, respectively, in reductions to operating expenses related to non-cash property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC. Operating income for the first nine months of 2019 decreased 15% to $116.8 million from $137.1 million in the same period of 2018, due to lower revenues and higher network fees, partially offset by increased property, plant and equipment gains.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor

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combustion processes in electric utility and industrial applications. In July 2018, Dekko acquired Furnlite, Inc., a Fallston, NC-based manufacturer of power and data solutions for the hospitality and residential furniture industry.
Manufacturing revenues declined 11% and 8% in the third quarter and first nine months of 2019, respectively, due primarily to a decline at Hoover from lower wood prices, partially offset by increases due to the Furnlite acquisition. Manufacturing operating income increased in the third quarter of 2019, due partly to improved results at Hoover from losses on inventory sales in the third quarter of 2018. Operating income declined in the first nine months of 2019 due largely to increased labor and other operating costs at Hoover.
Healthcare
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. Healthcare revenues increased in the first nine months of 2019, largely due to growth in home health and hospice services. The improvement in GHG operating results in 2019 is due to increased revenues and the absence of integration costs and other overall cost reduction in the first nine months of 2019. In the third quarter of 2018, GHG recorded a $7.9 million intangible asset impairment charge related to the Celtic trademark, which was phased-out in the second half of 2018.
SocialCode
SocialCode is a provider of marketing solutions managing data, creative, media and marketplaces to accelerate client growth. In the third quarter of 2018, SocialCode acquired Marketplace Strategy, a Cleveland-based Amazon sales acceleration agency. SocialCode’s revenue increased 16% and 9% in the third quarter and first nine months of 2019, respectively. SocialCode reported operating losses of $0.4 million and $5.4 million in the third quarter and first nine months of 2019, respectively, compared to operating income of $5.1 million and an operating loss of $0.4 million in the third quarter and first nine months of 2018, respectively. The 2018 results include a $7.5 million and $7.2 million credit related to SocialCode’s phantom equity plans in the third quarter and first nine months of 2018, respectively.
Other Businesses
On July 31, 2019, the Company acquired CRG. CRG owns and operates thirteen restaurants and entertainment venues in the Washington, DC metropolitan area, including Old Ebbitt Grill and The Hamilton, two of the top twenty highest grossing independent restaurants in the United States. CRG is managed by its existing management team as a wholly-owned subsidiary of the Company.
On January 31, 2019, the Company acquired two automotive dealerships, Lexus of Rockville and Honda of Tysons Corner, from Sonic Automotive. The Company also announced it had entered into an agreement with Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships. Mr. Ourisman and his team of industry professionals operate and manage the dealerships. Graham Holdings Company holds a 90% stake.
Revenues from other businesses increased due mostly to the automotive dealership and CRG acquisitions.
Other businesses also includes Slate and Foreign Policy, which publish online and print magazines and websites; and three investment stage businesses, Megaphone, Pinna and CyberVista. Megaphone, Slate and CyberVista reported revenue increases in the first nine months of 2019. Losses from each of these five businesses in the first nine months of 2019 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings of Affiliates
At September 30, 2019, the Company held an approximate 11% interest in Intersection Holdings, LLC, a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company also holds interests in a number of home health and hospice joint ventures, and several other affiliates. The Company recorded equity in earnings of affiliates of $4.7 million for the third quarter of 2019, compared to $9.5 million for the third quarter of 2018. The Company recorded equity in earnings of affiliates of $7.8 million for the first nine months of 2019, compared to $13.0 million for the first nine months of 2018. In the third quarter of 2018, the Company recorded $7.9 million in gains in equity in earnings of affiliates related to two of its investments.

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Net Interest Expense, Debt Extinguishment Costs and Related Balances
In connection with the auto dealership acquisition that closed on January 31, 2019, a subsidiary of the Company borrowed $30 million to finance a portion of the acquisition and entered into an interest rate swap to fix the interest rate on the debt at 4.7% per annum. The subsidiary is required to repay the loan over a 10-year period by making monthly installment payments.
On May 30, 2018, the Company issued 5.75% unsecured eight-year fixed-rate notes due June 1, 2026. Interest is payable semi-annually on June 1 and December 1. On June 29, 2018, the Company used the net proceeds from the sale of the notes and other cash to repay $400 million of 7.25% notes that were due February 1, 2019. The Company incurred $11.4 million in debt extinguishment costs related to the early termination of the 7.25% notes.
The Company incurred net interest expense of $5.3 million and $17.8 million for the third quarter and first nine months of 2019, respectively, compared to $5.5 million and $27.5 million for the third quarter and first nine months of 2018, respectively. The Company incurred $6.2 million in interest expense related to the mandatorily redeemable noncontrolling interest at the Graham Healthcare Group settled in the second quarter of 2018. The higher interest expense in 2018 is also due to both the $400 million eight-year and ten-year notes outstanding for the month of June 2018.
At September 30, 2019, the Company had $502.2 million in borrowings outstanding at an average interest rate of 5.1% and cash, marketable equity securities and other investments of $711.6 million.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $19.6 million and $51.7 million for the third quarter and first nine months of 2019, respectively, compared to $22.2 million and $66.6 million for the third quarter and first nine months of 2018, respectively.
In the second quarter of 2019, the Company recorded $6.6 million in expenses related to a non-operating SIP at the education division.
Gain on Marketable Equity Securities, net
Overall, the Company recognized $17.4 million and $49.3 million in net gains on marketable equity securities in the third quarter and first nine months of 2019, respectively, compared to $45.0 million and $28.3 million in net gains on marketable equity securities in the third quarter and first nine months of 2018, respectively.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $5.6 million for the third quarter of 2019, compared to $3.1 million for the third quarter of 2018. The 2019 amounts included $3.7 million in fair value increases on cost method investments; $0.7 million in foreign currency gains; and other items. The 2018 amounts included $8.5 million in fair value increases on cost method investments and other items, partially offset by a $3.3 million net loss related to sales of businesses and contingent consideration; a $2.5 million impairment of a cost method investment; and $0.1 million in foreign currency losses.
The Company recorded total other non-operating income, net, of $36.1 million for the first nine months of 2019 compared to $14.7 million for the first nine months of 2018. The 2019 amounts included a $29.0 million gain on the sale of the Company’s interest in Gimlet Media; $5.1 million in fair value increases on cost method investments; $1.3 million in foreign currency gains and other items. The 2018 amounts include $8.5 million in fair value increases on cost method investments; $4.0 million net gain related to sales of businesses and contingent consideration; a $2.8 million gain on sale of a cost method investment; a $2.5 million gain on sale of land; and other items, partially offset by a $2.5 million impairment of a cost method investment and $2.2 million in foreign currency losses.
Provision for Income Taxes
The Company’s effective tax rate for the first nine months of 2019 was 24.7%. In the first quarter of 2019, the Company recorded income tax benefits related to stock compensation of $1.7 million.
The Company’s effective tax rate for the first nine months of 2018 was 15.6%. In the third quarter of 2018, the Company recorded a $17.8 million deferred state tax benefit related to the release of valuation allowances. Excluding this $17.8 million benefit and a $1.8 million income tax benefit related to stock compensation recorded in the first quarter of 2018, the overall income tax rate for the first nine months of 2018 was 23.3%.

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Earnings Per Share
The calculation of diluted earnings per share for the third quarter and first nine months of 2019 was based on 5,328,855 and 5,327,865 weighted average shares outstanding, compared to 5,336,612 and 5,390,049 for the third quarter and first nine months of 2018. At September 30, 2019, there were 5,314,386 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 273,655 shares as of September 30, 2019.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30%
(in thousands, except per share amounts)	2019	2018	Change
Operating revenues	$738,820	$674,766	9
Operating expenses	693,257	580,001	20
Depreciation of property, plant and equipment	15,351	13,648	12
Amortization of intangible assets	13,572	12,269	11
Impairment of long-lived assets	372	8,109	(95)
Operating income	16,268	60,739	(73)
Equity in earnings of affiliates, net	4,683	9,537	(51)
Interest income	1,474	611	—
Interest expense	(6,776)	(6,135)	10
Non-operating pension and postretirement benefit income, net	19,556	22,214	(12)
Gain on marketable equity securities, net	17,404	44,962	(61)
Other income, net	5,556	3,142	77
Income before income taxes	58,165	135,070	(57)
Provision for income taxes	15,200	10,000	52
Net income	42,965	125,070	(66)
Net loss (income) attributable to noncontrolling interests	180	(6)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$43,145	$125,064	(66)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$8.12	$23.43	(65)
Basic average number of common shares outstanding	5,285	5,302
Diluted net income per common share	$8.05	$23.28	(65)
Diluted average number of common shares outstanding	5,329	5,337

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30%
(in thousands, except per share amounts)	2019	2018	Change
Operating revenues	$2,168,621	$2,006,879	8
Operating expenses	1,971,052	1,752,230	12
Depreciation of property, plant and equipment	42,758	41,909	2
Amortization of intangible assets	39,512	34,052	16
Impairment of long-lived assets	1,065	8,109	(87)
Operating income	114,234	170,579	(33)
Equity in earnings of affiliates, net	7,829	13,047	(40)
Interest income	4,753	3,884	22
Interest expense	(22,587)	(31,371)	(28)
Debt extinguishment costs	—	(11,378)	—
Non-operating pension and postretirement benefit income, net	51,737	66,641	(22)
Gain on marketable equity securities, net	49,261	28,306	74
Other income, net	36,135	14,662	—
Income before income taxes	241,362	254,370	(5)
Provision for income taxes	59,500	39,700	50
Net income	181,862	214,670	(15)
Net loss (income) attributable to noncontrolling interests	112	(149)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$181,974	$214,521	(15)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$34.24	$39.81	(14)
Basic average number of common shares outstanding	5,285	5,354
Diluted net income per common share	$33.96	$39.54	(14)
Diluted average number of common shares outstanding	5,328	5,390

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2019	2018	Change	2019	2018	Change
Operating Revenues
Education	$357,319	$358,601	0	$1,097,536	$1,104,105	(1)
Television broadcasting	115,161	130,014	(11)	340,012	352,902	(4)
Manufacturing	111,676	126,028	(11)	341,706	369,896	(8)
Healthcare	40,688	35,486	15	119,057	111,315	7
SocialCode	15,975	13,781	16	45,804	41,850	9
Other businesses	98,225	10,856	—	224,814	26,856	—
Corporate office	—	—	—	—	—	—
Intersegment elimination	(224)	—	—	(308)	(45)	—
	$738,820	$674,766	9	$2,168,621	$2,006,879	8
Operating Expenses
Education	$364,480	$336,339	8	$1,052,797	$1,021,589	3
Television broadcasting	78,348	74,561	5	223,165	215,789	3
Manufacturing	104,831	120,882	(13)	326,895	347,457	(6)
Healthcare	39,480	44,188	(11)	112,922	120,644	(6)
SocialCode	16,353	8,657	89	51,175	42,249	21
Other businesses	107,254	16,513	—	248,249	49,032	—
Corporate office	12,030	12,887	(7)	39,492	39,585	0
Intersegment elimination	(224)	—	—	(308)	(45)	—
	$722,552	$614,027	18	$2,054,387	$1,836,300	12
Operating Income (Loss)
Education	$(7,161)	$22,262	—	$44,739	$82,516	(46)
Television broadcasting	36,813	55,453	(34)	116,847	137,113	(15)
Manufacturing	6,845	5,146	33	14,811	22,439	(34)
Healthcare	1,208	(8,702)	—	6,135	(9,329)	—
SocialCode	(378)	5,124	—	(5,371)	(399)	—
Other businesses	(9,029)	(5,657)	(60)	(23,435)	(22,176)	(6)
Corporate office	(12,030)	(12,887)	7	(39,492)	(39,585)	0
	$16,268	$60,739	(73)	$114,234	$170,579	(33)
Depreciation
Education	$6,258	$6,685	(6)	$18,596	$21,130	(12)
Television broadcasting	3,307	3,198	3	9,839	9,243	6
Manufacturing	2,671	2,333	14	7,488	7,115	5
Healthcare	566	648	(13)	1,783	1,948	(8)
SocialCode	356	187	90	892	620	44
Other businesses	1,974	345	—	3,459	1,095	—
Corporate office	219	252	(13)	701	758	(8)
	$15,351	$13,648	12	$42,758	$41,909	2
Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$3,944	$2,682	47	$11,581	$5,494	—
Television broadcasting	1,408	1,408	—	4,224	4,224	—
Manufacturing	6,522	6,345	3	19,580	18,216	7
Healthcare	1,914	9,839	(81)	4,722	13,456	(65)
SocialCode	156	104	50	470	771	(39)
Other businesses	—	—	—	—	—	—
Corporate office	—	—	—	—	—	—
	$13,944	$20,378	(32)	$40,577	$42,161	(4)
Pension Expense
Education	$2,603	$2,107	24	$7,789	$6,649	17
Television broadcasting	762	544	40	2,273	1,638	39
Manufacturing	20	18	11	60	54	11
Healthcare	123	143	(14)	369	430	(14)
SocialCode	219	181	21	658	542	21
Other businesses	215	147	46	577	417	38
Corporate office	1,200	1,333	(10)	3,600	4,000	(10)
	$5,142	$4,473	15	$15,326	$13,730	12

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2019	2018	Change	2019	2018	Change
Operating Revenues
Kaplan international	$178,169	$167,668	6	$552,505	$535,553	3
Higher education	78,712	89,269	(12)	237,780	275,080	(14)
Test preparation	64,710	67,749	(4)	191,533	195,504	(2)
Professional (U.S.)	33,820	34,302	(1)	110,181	98,715	12
Kaplan corporate and other	2,450	143	—	7,121	870	—
Intersegment elimination	(542)	(530)	—	(1,584)	(1,617)	—
	$357,319	$358,601	0	$1,097,536	$1,104,105	(1)
Operating Expenses
Kaplan international	$192,395	$159,293	21	$516,909	$482,587	7
Higher education	73,535	83,227	(12)	227,967	256,464	(11)
Test preparation	59,751	57,177	5	182,739	178,291	2
Professional (U.S.)	28,881	27,534	5	89,238	77,852	15
Kaplan corporate and other	6,517	6,913	(6)	25,945	22,486	15
Amortization of intangible assets	3,944	2,682	47	10,888	5,494	98
Impairment of long-lived assets	—	—	—	693	—	—
Intersegment elimination	(543)	(487)	—	(1,582)	(1,585)	—
	$364,480	$336,339	8	$1,052,797	$1,021,589	3
Operating Income (Loss)
Kaplan international	$(14,226)	$8,375	—	$35,596	$52,966	(33)
Higher education	5,177	6,042	(14)	9,813	18,616	(47)
Test preparation	4,959	10,572	(53)	8,794	17,213	(49)
Professional (U.S.)	4,939	6,768	(27)	20,943	20,863	0
Kaplan corporate and other	(4,067)	(6,770)	40	(18,824)	(21,616)	13
Amortization of intangible assets	(3,944)	(2,682)	(47)	(10,888)	(5,494)	(98)
Impairment of long-lived assets	—	—	—	(693)	—	—
Intersegment elimination	1	(43)	—	(2)	(32)	—
	$(7,161)	$22,262	—	$44,739	$82,516	(46)
Depreciation
Kaplan international	$3,600	$3,759	(4)	$11,198	$11,497	(3)
Higher education	840	915	(8)	2,066	4,047	(49)
Test preparation	774	1,033	(25)	2,358	2,984	(21)
Professional (U.S.)	978	859	14	2,802	2,171	29
Kaplan corporate and other	66	119	(45)	172	431	(60)
	$6,258	$6,685	(6)	$18,596	$21,130	(12)
Pension Expense
Kaplan international	$114	$66	73	$341	$233	46
Higher education	1,136	1,050	8	3,401	3,260	4
Test preparation	847	577	47	2,534	2,035	25
Professional (U.S.)	340	291	17	1,017	871	17
Kaplan corporate and other	166	123	35	496	250	98
	$2,603	$2,107	24	$7,789	$6,649	17

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended September 30
	2019			2018
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$58,165	$15,200	$42,965	$135,070	$10,000	$125,070
Attributable to noncontrolling interests			180			(6)
Attributable to Graham Holdings Company Stockholders			43,145			125,064
Adjustments:
Provision related to a VAT receivable	20,412	3,878	16,534	—	—	—
Intangible asset impairment charge	—	—	—	7,909	2,099	5,810
Reduction to operating expenses in connection with the broadcast spectrum repacking	(1,129)	(260)	(869)	(999)	(229)	(770)
Net gains on marketable equity securities	(17,404)	(4,351)	(13,053)	(44,962)	(11,357)	(33,605)
Non-operating gain, net, from cost and equity method investments and related to sales of businesses	(3,669)	(917)	(2,752)	(10,091)	(2,138)	(7,953)
Foreign currency (gain) loss	(661)	(165)	(496)	116	28	88
Nonrecurring deferred state tax benefit related to release of valuation allowances	—	—	—	—	17,783	(17,783)
Net Income, adjusted (non-GAAP)			$42,509			$70,851

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$8.05			$23.28
Adjustments:
Provision related to a VAT receivable			3.09			—
Intangible asset impairment charge			—			1.08
Reduction to operating expenses in connection with the broadcast spectrum repacking			(0.16)			(0.14)
Net gains on marketable equity securities			(2.44)			(6.26)
Non-operating gain, net, from cost and equity method investments and related to sales of businesses			(0.51)			(1.48)
Foreign currency (gain) loss			(0.09)			0.02
Nonrecurring deferred state tax benefit related to release of valuation allowances			—			(3.31)
Diluted income per common share, adjusted (non-GAAP)			$7.94			$13.19

The adjusted diluted per share amounts may not compute due to rounding.

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	Nine Months Ended September 30
	2019			2018
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$241,362	$59,500	$181,862	$254,370	$39,700	$214,670
Attributable to noncontrolling interests			112			(149)
Attributable to Graham Holdings Company Stockholders			181,974			214,521
Adjustments:
Provision related to a VAT receivable	17,132	3,255	13,877	—	—	—
Intangible asset impairment charge	—	—	—	7,909	2,099	5,810
Reduction to operating expenses in connection with the broadcast spectrum repacking	(10,748)	(2,472)	(8,276)	(2,067)	(475)	(1,592)
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	—	—	—	6,169	—	6,169
Debt extinguishment costs	—	—	—	11,378	2,731	8,647
Charges related to non-operating SIP at the education division	6,607	1,520	5,087	—	—	—
Net gains on marketable equity securities	(49,261)	(12,315)	(36,946)	(28,305)	(7,359)	(20,946)
Non-operating gain, net, from cost and equity method investments and related to sales of land and businesses	(5,080)	(1,168)	(3,912)	(17,038)	(3,664)	(13,374)
Gain on sale of Gimlet Media	(28,994)	(7,248)	(21,746)	—	—	—
Gain on Kaplan University Transaction	—	—	—	(4,315)	(2,472)	(1,843)
Foreign currency (gain) loss	(1,284)	(321)	(963)	2,205	529	1,676
Nonrecurring deferred state tax benefit related to the release of valuation allowances	—	—	—	—	17,783	(17,783)
Tax benefit related to stock compensation	—	1,700	(1,700)	—	1,810	(1,810)
Net Income, adjusted (non-GAAP)			$127,395			$179,475

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$33.96			$39.54
Adjustments:
Provision related to a VAT receivable			2.59			—
Intangible asset impairment charge			—			1.08
Reduction to operating expenses in connection with the broadcast spectrum repacking			(1.55)			(0.29)
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			—			1.14
Debt extinguishment costs			—			1.60
Charges related to non-operating SIP at the education division			0.95			—
Net gains on marketable equity securities			(6.90)			(3.86)
Non-operating gain, net, from cost and equity method investments and related to sales of land and businesses			(0.73)			(2.46)
Gain on sale of Gimlet Media			(4.06)			—
Gain on Kaplan University Transaction			—			(0.33)
Foreign currency (gain) loss			(0.18)			0.31
Nonrecurring deferred state tax benefit related to the release of valuation allowances						(3.31)
Tax benefit related to stock compensation			(0.32)			(0.33)
Diluted income per common share, adjusted (non-GAAP)			$23.76			$33.09

The adjusted diluted per share amounts may not compute due to rounding.

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